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                                                                   EXHIBIT 10.3

                               FMC GOLD COMPANY
                               ANNUAL REPORT ON
                            FORM 10-K FOR THE YEAR
                            ENDED DECEMBER 31, 1995

                                AMENDMENT NO. 2
                                      TO
                         MANAGEMENT SERVICES AGREEMENT

  AGREEMENT, dated as of August 24, 1989, between FMC Gold Company (formerly known as FMC Nevada Company), a Delaware corporation ("Company") and FMC Corporation, a Delaware corporation ("FMC").

  WHEREAS, Company and FMC have heretofore entered into a Management Services Agreement dated as of May 2, 1987, and an Amendment No. 1 to Management Services Agreement dated as of August 1, 1987 (as so amended, the "Agreement"); and

  WHEREAS, Company and FMC desire to amend the Agreement as hereinafter set forth;

  NOW, THEREFORE, the parties hereto agree as follows:

  SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

  SECTION 2. Amendment of Section 6 of the Agreement. Section 6 is amended to read as follows: Amendment of Section 6 of the Agreement. Section 6 is amended to read as follows:

  "6. Extension of Credit

    (a) The Company and FMC hereby grant to each other the right to borrow money from the other, from time to time, subject to the terms and conditions set forth herein.

    (b) The borrower may exercise its right to borrow from the lender from time to time during the term of this Agreement by requesting in writing that the lender advance the amount desired and making reference in such request to this Agreement. Subject to subsection (c), the lender will lend to the borrower such sums of money as the borrower may specify in its request.

    (c) Draws under this credit facility may be made at any time in any whole digit multiple of $100,000 provided that, except as set forth in the following sentence, no draw may be made by the Company or by FMC if, when such draw is added to previous draws by such party then outstanding, the aggregate borrowing outstanding by such party pursuant to this Agreement would exceed $50,000,000. A draw under this credit facility may be made even if, when added to previous draws outstanding, the aggregate borrowing outstanding by the drawer would exceed $50,000,000, if the chief financial officer of the other party (i) determines that the yield on such loan is at least equal to the yield on other available investments with similar risk and duration characteristics and (ii) consents in writing to such draw.

    (d) All money borrowed under this Agreement shall bear interest, payable on or before the tenth business day of each month, at a rate equal to FMC's weighted average rate on its outstanding commercial paper and borrowings under bank credit facilities during such period, determined in accordance with generally accepted accounting principles applied in a manner consistent with those applied by FMC in the preparation of its financial statements.
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    (e) All funds borrowed under this Agreement, together with all interest accrued thereon, shall be repaid by the borrower, upon demand by the lender, in U.S. dollars at Chicago and may be repaid, at such place, at any time or from time to time in any whole digit multiple of $100,000, prior to such demand.

    (f) Advances and repayments hereunder will be made by wire transfer to the bank account designated by the borrower and lender, respectively; will be made on the date on which written notice of the draw is requested; and will earn interest from such date.

    (g) If payments are not made at the time or times or in the amount or amounts demanded by the lender, the lender may, at its option and without notice, declare the entire balance (including accrued interest) due and immediately payable.

    (h) The failure of the lender to accelerate the payments of the borrower when entitled to do so under this Agreement shall at no time constitute a waiver of any of its rights under this Agreement.

    (i) No promissory notes or documentation other than this Agreement and the written request contemplated by subsection (b) above shall be required, and all advances and repayments will be evidenced solely by the respective entries in the accounting records of the lender, the borrower and their banks.

    (j) Notwithstanding the provisions of Section 7(e) of this Agreement, either party may, by giving at least 30 days' prior written notice to the other, terminate this Section 6 of this Agreement as of December 31, 1989, or any subsequent December 31."

  SECTION 3. Counterparts; Effectiveness. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  SECTION 4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                          FMC Gold Company

                                                    /s/ Robert N. Burt
                                          By __________________________________

                                                   Chairman of the Board
                                          Its _________________________________

                                          FMC Corporation

                                                    /s/ A. D. Lyons
                                          By __________________________________

                                                  Vice President--Finance
                                          Its _________________________________